Exhibit 32.2

Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that, to the best of the undersigned’s knowledge, the report of Newnan Coweta Bancshares, Inc., filed on Form 10-QSB for the period ended September 30, 2005: (1) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial conditions and results of operations of Newnan Coweta Bancshares, Inc.

Date: November 10, 2005

/s/ Ann B. Bledsoe
Ann B. Bledsoe,
Chief Financial Officer